      As filed with the Securities and Exchange Commission
                        on July 2, 1996

                                      Registration No. 333-______

=================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

               ----------------------------------

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               ----------------------------------

                  INDEPENDENT BANKSHARES, INC.
     (Exact name of Registrant as specified in its charter)


               Texas                             75-1717279
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)


          547 Chestnut Street
             Abilene, Texas                         79602
(Address of principal executive offices)          (Zip Code)


                  INDEPENDENT BANKSHARES, INC.
              EMPLOYEE STOCK OWNERSHIP/401(k) PLAN
                    (Full title of the plan)

               ----------------------------------

        RANDAL N. CROSSWHITE                      Copy to:
       Senior Vice President,             JOSEPH A. HOFFMAN, ESQ.
Chief Financial Officer and Secretary         Arter & Hadden
    Independent Bankshares, Inc.        1717 Main St., Suite 4100
        547 Chestnut Street             Dallas, Texas  75201-4605
       Abilene, Texas  79602                 (214) 761-2100
          (915) 677-5550
   (Name, address and telephone
   number, including area code,
      of agent for service)

               ----------------------------------

                 CALCULATION OF REGISTRATION FEE

=================================================================

                                                  Proposed Maximum    Proposed Maximum
Title of Securities to        Amount to be        Offering Price      Aggregate           Amount of
be Registered                 Registered(1)       Per Share(3)        Offering Price(3)   Registration Fee(4)
- ----------------------        -------------       ----------------    -----------------   -------------------
Common Stock
($.25 par value)              25,000 Shares(2)    10.875              $271,875            $94
=================================================================


     (1) The securities to be registered represent additional shares reserved for issuance or distribution under the Independent Bankshares, Inc. Employee Stock Ownership/401(k) Plan (the "Plan"). In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     (2) Maximum number of shares expected to be acquired under the Plan in 1996 and 1997 and assumes that all employee contributions are used to purchase Common Stock in the Plan.

     (3) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices per share of Common Stock on the American Stock Exchange on July 1, 1996, in accordance with Rules 457(c) and (h) and General
Instruction E to Form S-8.

     (4) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with shares previously registered on Form S-8
Registration Statement.


                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The contents of the Registration Statement on Form S-8, SEC
File No. 33-83112, filed with the Securities and Exchange
Commission on August 22, 1994 (the "Original Registration
Statement") relating to the Independent Bankshares, Inc. Employee
Stock Ownership/401(k) Plan, including the exhibits thereto, are incorporated herein by reference.

     The only information and documents required in this Registration Statement that were not included in the Original
Registration Statement are included in "Item 8.  Exhibits" below.

Item 8.  Exhibits.

     (a)  Exhibits.

     Exhibit        Description

      4.1 Independent Bankshares, Inc. Employee Stock Ownership/401(k) Plan, as amended (Exhibit 4.1 to Independent Bankshares, Inc.'s Registration Statement on Form S-8 filed August 22, 1994)

      5.1           Opinion of Arter & Hadden (filed herewith)

      5.2 Pursuant to Item 8(b) of Form S-8, the Registrant will submit the Plan and any amendment to the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code, as amended

     23.1 Consent of Arter & Hadden (included in their opinion filed as Exhibit 5.1) (filed herewith)

     23.2 Consent of Coopers & Lybrand, L.L.P. (filed herewith)

     23.3           Consent of Ernst & Young, L.L.P. (filed
                    herewith)

     23.4           Consent of Condley & Company (filed herewith)

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abilene, State of Texas, on June 28, 1996:

                              INDEPENDENT BANKSHARES, INC.


                              By:  /s/ Bryan W. Stephenson
                                   -----------------------
                                   Bryan W. Stephenson,
                                   President and Chief Executive
                                   Officer


     The Plan. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title               Date


/s/ Bryan W. Stephenson       President, Chief    June 28, 1996
- -----------------------       Executive Officer
Bryan W. Stephenson           and Director


/s/ Randal N. Crosswhite      Senior Vice         June 28, 1996
- ------------------------      President, Chief
Randal N. Crosswhite          Financial Officer,
                              Secretary and
                              Director


                              Director            June __, 1996
- -----------------
Lee Caldwell


/s/ Mrs. Wm. R. (Amber) Cree  Director            June 28, 1996
- ----------------------------
Mrs. Wm. R. (Amber) Cree

                              Director            June __, 1996
- -----------------
Louis S. Gee


                              Director            June __, 1996
- ---------------------
Marshal M. Kellar


/s/ Tommy McAlister           Director            June 28, 1996
- -------------------
Tommy McAlister


/s/ Scott L. Taliaferro       Director            June 28, 1996
- -----------------------
Scott L. Taliaferro


/s/ James D. Webster, M.D.    Director            June 28, 1996
- --------------------------
James D. Webster, M.D.


                              Director            June __, 1996
- -----------------
C. G. Whitten


/s/ John A. Wright            Director            June 28, 1996
- ------------------
John A. Wright

                        INDEX TO EXHIBITS

                                                       Sequentially
Exhibit                                                Numbered
No.            Description of Exhibit                  Page

   4.1         Independent Bankshares, Inc. Employee
               Stock Ownership/401(k) Plan, as amended
               (Exhibit 4.1 to Independent Bankshares,
               Inc.'s Registration Statement on Form S-8
               filed August 22, 1994)

   5.1         Opinion of Arter & Hadden (filed herewith)

   5.2         Pursuant to Item 8(b) of Form S-8,
               the Registrant will submit the Plan
               and any amendment to the Plan to the
               Internal Revenue Service ("IRS") in a
               timely manner and will make all changes
               required by the IRS in order to qualify
               the Plan under Section 401 of the
               Internal Revenue Code, as amended

  23.1         Consent of Arter & Hadden (included in
               their opinion filed as Exhibit 5.1)
               (filed herewith)

  23.2         Consent of Coopers & Lybrand, L.L.P.
               (filed herewith)

  23.3         Consent of Ernst & Young, L.L.P. (filed
               herewith)

  23.4         Consent of Condley & Company (filed
               herewith)